Exhibit (g)(2)

Amendment to Agreement for Fund Administration, Fund Accounting Services, Transfer Agency Services and Custody Services

AMENDMENT TO
AGREEMENT FOR
FUND ADMINISTRATION, FUND ACCOUNTING SERVICES,
TRANSFER AGENCY SERVICES AND CUSTODY SERVICES
Between
THE FBR FUNDS
AND
FBR NATIONAL TRUST COMPANY

This Amendment is made as of the 1st of November, 2004, by and between The FBR Funds (the "Trust") and FBR National Trust Company (the "Company").

WHEREAS, the Trust and the Company entered into an Agreement for Fund Administration, Fund Accounting Services, Transfer Agency Services and Custody Services ("Agreement") dated February 27, 2004;

WHEREAS, the Trust and the Company desire to amend the Agreement in order to modify (1) the fee schedule in Exhibit 2 of the Agreement for certain series of the Trust; and (2) the list of Fund costs not covered by the Agreement; and

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.     With respect to FBR Large Cap Financial Fund, FBR Small Cap Financial Fund, FBR Small Cap Fund, FBR Large Cap Technology Fund, FBR Small Cap Technology Fund and the FBR American Gas Index Fund (collectively "the Equity Funds"), the Annual Fee schedule is a follows:

Asset Level	Annual Fee per Fund
<= $20 MM	Greater of 1% or $125,000
>$20MM <= $50MM	$200,000 plus 0.16 2/3% of amount greater than 20MM
>= $50MM<=$100MM	$250,000 plus 0.10% of amount greater than 50MM
>=$100MM <=$500MM	0.30% of Assets
>=$500MM <=$1 billion	$1,500,000 plus 0.25% of amount greater than $500MM
>=$1 billion	$2,750,000 plus 0.225% of amount greater than $1 billion

2.     With respect to the Fund costs not covered by the Annual Fee, cost associated with the Trust's Compliance Program as it relates to the outsourced services is not covered under the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 1st day of November, 2004.

Witness:	The FBR Funds

/s/ Winsor Ayleworth	/s/ David H. Ellison By: David H. Ellison President

Witness:	FBR National Trust Company

/s/ Kimberly Ochterski	/s/ Paul S. Beattie
By: Paul Beattie
Chief Operating Officer

EXHIBIT 2

	Asset Level	Annual Fee per Fund*
FBR Large Cap Financial Fund FBR Small Cap Financial Fund FBR Small Cap Fund FBR Large Cap Technology Fund FBR Small Cap Technology Fund FBR American Gas Index Fund	<= $20 MM	Greater of 1% or $125,000
	>$20MM <= $50MM	$200,000 plus 0.16 2/3% of amount greater than 20MM
	>= $50MM<=$100MM	$250,000 plus 0.10% of amount greater than 50MM
	>=$100MM <=$500MM	0.30% of Assets
	>=$500MM <=$1 billion	$1,500,000 plus 0.25% of amount greater than $500MM
	>=$1 billion	$2,750,000 plus 0.225% of amount greater than $1 billion
FBR Maryland Tax-Free Portfolio FBR Virginia Tax-Free Portfolio	<= $20 MM	$60,000
	>$20MM <= $100MM	0.30% of Assets
FBR Fund for Government Investors	<= $20 MM	$80,000
	>$20MM <= $100MM	0.40% of Assets
	>$100MM	0.35% of Assets

*Annual Fee paid monthly and calculated daily on net assets.

The fees set forth in Exhibit 2 of the Base Agreement include all Trust costs except:

•    Investment advisory fee;

•    12b-1 fee paid to distributor;

•    Extraordinary attorney fees, including, but not limited to, non-routine filings or merger, acquisition or new product offering activity;

•    Marketing costs outside of routine shareholder communications;

•    Costs associated with the Funds' Compliance Program as it relates to the outsourced services; and

•    Interest costs.

The Company and the Trust agree to the following procedures pertaining to Supermarket fees:

A.) For Funds of the Trust which have adopted a fee pursuant to Rule 12b-1 of the Investment Company Act of 1940 ("12b-1 Fee"), Supermarket fees in excess of 25 basis points are to be considered an additional transfer agent fee and will be billed directly to each Fund and are not to be paid by the Company under the Base Agreement. The effective date of this change will be the first day of the first month following the execution of this document.

B.) For Funds of the Trust which have not adopted a 12b-1 Fee, any Supermarket costs not paid by third parties will be shared equally by the Company and the Trust's adviser, FBR Fund Advisers, Inc.

Acknowledged and Agreed To:

The FBR Funds	FBR National Trust Company

By:___/s/ David H. Ellison________	By:____/s/ Paul S. Beattie___________
David H. Ellison	Paul Beattie
President	Chief Operating Officer